Exhibit 10.21

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS PLUS ONE DAY FROM THE CLOSING DATE].

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF mCLOUD TECHNOLOGIES CORP. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY’S TRANSFER AGENT.

THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES. IF THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER PURSUANT TO RULE 904 OF REGULATION S, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE COMPANY’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY’S TRANSFER AGENT AND THE COMPANY AND, IF SO REQUIRED BY THE COMPANY’S TRANSFER AGENT, AN OPINION OF COUNSEL TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

mCLOUD TECHNOLOGIES CORP.

15% UNSECURED DEBENTURE DUE •

DEBENTURE CERTIFICATE NUMBER: CD-2022-•	PRINCIPAL AMOUNT: USD$[•]

mCLOUD TECHNOLOGIES CORP., a corporation incorporated under the laws of British Columbia (the “Company”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of [•] (the “Holder”), the principal amount of $[•] (the “Principal Amount”) in lawful money of the United States of America in the manner hereinafter provided at the address of the Holder on record with the Company, or at such other place or places as the Holder may designate by notice in writing to the Company, on •, or such earlier date as the Principal Amount may become due and payable (the “Maturity Date”), and to pay interest to the Holder on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgment.

The Principal Amount owing, together with all accrued and unpaid interest owing thereon and all other amounts now or hereafter payable hereunder (collectively, the “Obligations”), shall be due and payable on the Maturity Date in accordance with the terms hereof. This Debenture is issued subject to the terms and conditions attached hereto as Schedule A.

(See terms and conditions attached hereto)

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed by a duly authorized officer of the Company.

DATED for reference this _____ day of ________________, 2022.

mCLOUD TECHNOLOGIES CORP.

Per:
Authorized Signatory

Schedule A – Terms and Conditions for 15% Unsecured Debenture

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Debenture, the following terms shall have the following meanings:

(1) “Blockage Event” means the giving of written notice by the Company or any holder of Senior Indebtedness to the Holder specifying: (a) the occurrence of a default or event of default under any of the terms of any agreement relating to, or instrument evidencing, any Senior Indebtedness; or (ii) the payment proposed to be made with respect to any amount owing under this Debenture which, if made, would give rise to the occurrence of any default or event of default under any of the terms of any agreement relating to, or instrument evidencing, any Senior Indebtedness;

(2) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia are authorized by law to close;

(3) “Canadian Securities Laws” means the Securities Act (Ontario) and the securities laws of any other province or territory of Canada, if applicable, and the rules, regulations and policies of any Canadian securities regulatory authority administering such securities laws, as the same shall be in effect from time to time;

(4) “Change of Control” means:

(a)

any transaction (whether by purchase, merger or otherwise) whereby a Person or Persons acting jointly or in concert directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Company, more than 50% of the votes attached to the Common Shares that may be ordinarily cast at such meeting;

(b)

the Company’s arrangement, amalgamation, consolidation or merger with or into any other Person, any merger of another Person into the Company, unless the holders of voting securities of the Company immediately prior to such arrangement, amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in the Company or the successor entity upon completion of the arrangement, amalgamation, consolidation or merger; or

(c)

any conveyance, transfer, sale lease or other disposition of all or substantially all of the Company’s and the Company’s subsidiaries’ assets and properties, taken as a whole, to a Person acting at arm’s length to the Company;

(5) “Closing Date” means •, 2022;

(6) “Common Shares” means the common shares in the capital of the Company, or the common shares of the continuing corporation or other resulting issuer formed as a result of a Merger;

(7) “Debentures” means this 15% unsecured debenture and any other 2022 15% Debenture;

(8) “Interest Payment Date” means the last day of March, June, September and December in each year commencing on December 31, 2022, as well as the Maturity Date;

(9) “Majority Holders” means, at any time, the holders of more than 50% of the principal amount of all 2022 15% Debentures which are then outstanding;

(10) “Merger” means any transaction (whether by way of arrangement, amalgamation, merger, transfer, sale or lease) whereby all or substantially all of the Company’s assets would become the property of any other Person, or, in the case of any such arrangement, amalgamation or merger, of the continuing corporation or other entity resulting therefrom;

(11) “Offering” means the offering of 2022 15% Debentures to be issued by the Company;

(12) “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof; and

(13) “Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under this Debenture and each other 2022 15% Debenture, all amounts due in connection with: (a) indebtedness of the Company or any subsidiary thereof to banks or other lending institutions regularly engaged in the business of lending money; and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

Section 1.2 Headings

The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3 Currency and bank information

Unless otherwise indicated, all amounts in this Debenture are stated, and shall be paid, in currency of the United States of America.

Wires to be sent to:

Bank name: HSBC BANK CANADA

Beneficiary Name: mCloud Technologies Corp.

Beneficiary Address: #550—510 Burrard Street, Vancouver, BC V6C 3A8

Account number: 270-679626-070

Swift code: HKBCCATT

Section 1.4 Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing Persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

Section 1.5 Severability

If any provision of this Debenture is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by applicable law. Each provision of this Debenture is declared to be separate, severable and distinct.

Section 1.6 Entire Agreement

This Debenture, including any schedules attached hereto, constitutes the entire agreement between the Company and the Holder relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

Section 1.7 2022 15% Debentures

This Debenture is one of a series of duly authorized and validly issued unsecured debentures of the Company, ranking pari passu with each other and differing only as to principal amount, issued by the Company under the Offering (collectively, the “2022 15% Debentures”).

ARTICLE 2 – PAYMENT OF PRINCIPAL AND INTEREST

Section 2.1 Repayment of Principal

Subject to the terms and conditions hereof, the Principal Amount outstanding under this Debenture, together with any accrued and unpaid interest owing thereon, shall be repaid by the Company to the Holder on the Maturity Date.

Section 2.2 Interest Payable

Interest on the Principal Amount outstanding under this Debenture shall be at the simple rate of 15% per annum, calculated and payable quarterly, not in advance, on the last day of March, June, September and December in each year, accrued from and including the Closing Date, and shall be first payable on December 31, 2022. The December 31, 2023 interest payment will represent accrued interest from the Closing Date to December 31, 2023. For greater certainty, such interest shall be payable before, during or after the occurrence of an Event of Default.

Section 2.3 Method of Paying of Interest

The Company shall satisfy its obligation to pay interest on the Debenture in cash on each applicable Interest Payment Date. For greater certainty, if the Principal Amount is repaid in full within 180 days following the Closing Date (such date being an “Early Repayment Date”), the Company will, contemporaneously with the payment of the Principal Amount, pay to the Holder such amount as would result in the aggregate interest paid to the Holder under this Debenture (inclusive of all interest paid up to the Early Repayment Date) being equal to 6 months of interest on the Principal Amount.

Section 2.4 Rank

(1) The 2022 15% Debentures will constitute direct unsecured obligations of the Company. Each 2022 15% Debenture will rank pari passu with each other 2022 15% Debenture in right of payment of principal and interest (regardless of their actual date or terms of issue). Notwithstanding anything in this Debenture to the contrary, the indebtedness evidenced by this Debenture and each other 2022 15% Debenture is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the Closing Date or hereafter incurred.

(2) While this Debenture remains issued and outstanding, the Holder shall at the request of the Company, in respect of the Obligations, enter into a postponement and subordination agreement with any lender to the Company in connection with the incurrence by the Company of any Senior Indebtedness, provided such postponement and subordination agreement is on customary terms and conditions.

(3) Except as set forth in Section 2.4(4), until all Senior Indebtedness has been indefeasibly paid in full in cash and all financing arrangements between the Company and any holder of Senior Indebtedness have been terminated, the Holder (whether individually or through any action by the Majority Holders) will not accelerate, ask, demand, sue for, participate with others in any suit, action or proceeding against the Company for, take or receive from the Company, by set-off or in any other manner, the whole or any part of the Obligations, including, without limitation, the taking or foreclosure upon or selling of any negotiable instruments evidencing such amounts, or any security for any of the Obligations.

(4) Notwithstanding Section 2.4(3), until the occurrence of a Blockage Event the Company shall pay to the Holder all payments owing under this Debenture as and when such amounts become due and owing.

ARTICLE 3. – REDEMPTION OR PURCHASE OF DEBENTURE

Section 3.1 Redemption on Change of Control

The Company shall notify the Holder of a pending Change of Control or Merger in accordance with Section 3.2, and the Holder shall, in its sole discretion, have the right to require the Company to either: (a) purchase this Debenture at 100% of the then outstanding Principal Amount thereof plus all accrued but unpaid interest thereon to and including the Maturity Date; or (b) if the Change of Control results in a new issuer, convert the Debenture into a replacement debenture of the new issuer in the aggregate principal amount of 101% of the Principal Amount of the Debenture then outstanding on substantially equivalent terms to the terms contained in this Debenture.

Section 3.2 Notice of Change of Control

Upon the occurrence of an event constituting or reasonably likely to constitute a Change of Control or Merger, the Company shall give written notice to the Holder of such Change of Control or Merger at least 30 days, or as soon as reasonably possible, prior to the effective date of any such Change of Control or Merger and another written notice on or immediately after the effective date of such Change of Control or Merger.

Section 3.3 Purchases for Cancellation

The Company will have the right at any time and from time to time to purchase the Debentures in the market, by tender, or by private contract.

ARTICLE 4 – RIGHTS OF HOLDER

Section 4.1 Distribution on Dissolution, Etc.

Subject to applicable law and the rights of any holders of any Senior Indebtedness ranking rateably or in priority to the Holder, upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Company or distribution of the assets of the Company upon any dissolution or winding-up or total liquidation of the Company, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Company or otherwise any payment or distribution of assets of the Company, whether in cash, property or security, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Company making such payment or distribution, directly to the holder of this Debenture or its representatives, to the extent necessary, to pay all Obligations pursuant to this Debenture in full.

Section 4.2 Certificate Regarding Creditors

Upon any payment or distribution of assets of the Company referred to in this Section 4.2, the Holder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Company making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Persons entitled to participate in such distribution, and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.2.

Section 4.3 Rights of Holder Reserved

Nothing contained in this Article 4 or elsewhere in this Debenture is intended to or shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the Principal Amount and all interest thereon, as and when the same shall become due and payable in accordance with the terms of this Debenture, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law in the event of a default by the Company under this Debenture.

ARTICLE 5 – COVENANTS OF THE COMPANY

Section 5.1 Covenants

The Company covenants and agrees, for as long this Debenture remains outstanding, that:

(1) Maintain Corporate Existence. Each of the Company and its Subsidiaries shall maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its business;

(2) Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, governmental restrictions and regulations;

(3) Maintain Books and Records. The Company shall, and shall cause each of its Subsidiaries to, keep adequate and accurate records and books of account;

(4) Payment of Obligations. The Company shall pay the Obligations owing to the Holder hereunder promptly when due; and

(5) Performance of Covenants. The Company shall promptly perform and satisfy all covenants and obligations to be performed by it under this Debenture.

ARTICLE 6 – EVENTS OF DEFAULT

Section 6.1 Events of Default

(1) Any of the following shall constitute an Event of Default under this Debenture (each an “Event of Default”):

(a)

if the Company fails to pay when due any portion of the Principal Amount or any interest thereon, or any other amount owing by the Company to the Holder hereunder, and such breach or default continues for a period of 10 Business Days following the date on which such payment became due;

(b)

if the Company fails to observe, perform or comply with any material term, covenant, condition or obligation of the Company contained herein or is otherwise in default of any of the material provisions contained herein (other than a payment default referred in Section 6.1(1)(a)) and such default, if capable of being remedied, is not remedied within 30 days after the Company receives written notice of such default from the Majority Holders;

(c)	if a decree or order of a court having jurisdiction is entered adjudging the Company a bankrupt or insolvent;

(d)

if the Company shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for the Company or for a substantial part of the property thereof, or make a general assignment for the benefit of creditors;

(e)

if the Company shall in the absence of such application, consent or acquiescence, become subject to the appointment of a trustee, receiver, or other custodian for the Company or for a substantial part of the property thereof, or have a distress, execution, attachment, sequestration or other legal process levied or enforced on or against a substantial part of the property of the Company; or

(f)

if the Company shall permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if any such case or proceeding is not commenced by the Company, such case or proceeding, if contested by the Company is not dismissed within 30 days.

(2) If an Event of Default described in Section 6.1(1)(e) or Section 6.1(1)(f) shall occur, the entire unpaid Principal Amount and all accrued but unpaid interest thereon shall become immediately due and payable without any declaration or other act on the part of the Holder.

(3) If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Majority Holders may by notice to the Company declare all or any portion of the outstanding Principal Amount of this Debenture to be due and payable, whereupon the outstanding Principal Amount, and all accrued but unpaid interest thereon, shall become immediately due and payable without further notice, demand or presentment.

ARTICLE 7 – MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURE CERTIFICATE

In case this Debenture certificate shall become mutilated or be lost, stolen or destroyed, the Company, shall issue and deliver, a new replacement debenture certificate upon surrender and cancellation of the mutilated Debenture certificate or, in the case of a lost, stolen or destroyed Debenture certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted debenture certificate shall furnish to the Company such evidence of the loss, theft or destruction of the Debenture certificate as shall be satisfactory to the Company in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Company in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted debenture certificate.

ARTICLE 8 – GENERAL

Section 8.1 Change of Control of Company

By its acceptance hereof, each of the Company and the Holder acknowledges and agrees that if a Change of Control or a Merger occurs, then all references herein to the Company shall extend to and include the entity resulting therefrom or which thereafter will carry on the business of the Company.

Section 8.2 Amendments

Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and the Majority Holders. Any such amendment, waiver or modification effected in accordance with this paragraph shall be binding upon the Company, the Holder and each other holder of 2022 15% Debentures, it being understood and agreed that such written consent will affect all 2022 15% Debentures and be binding on all holders thereof regardless of whether any particular holder executed such consent.

Section 8.3 Waivers

The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by the Majority Holders. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Majority Holders of any right, power and/or remedy contained herein shall be binding upon the Holder and each other holder of 2022 15% Debentures, it being understood and agreed that such waiver will affect all 2022 15% Debentures and be binding on all holders thereof regardless of whether any particular holder executed such waiver.

Section 8.4 Registration of Debentures

The Company shall cause to be kept at the head office of the Company, or at such other location as may be determined by the Company in accordance with applicable law, a register in which shall be entered the name and latest known address of the Holder and any other holder of 2022 15% Debentures. Such register shall at all reasonable times during regular business hours of the Company be open for inspection by the Holder and any other of 2022 15% Debentures. The Company shall not be charged with notice of or be bound to see to the performance of any trust, whether express, implied, or constructive, in respect of this Debenture and may act on the direction of the Holder, whether named as trustee or otherwise, as though the Holder were the beneficial owner of this Debenture.

Section 8.5 Transfer of Debenture

No transfer of this Debenture shall be valid unless made in accordance with applicable laws, including all applicable Canadian Securities Laws. If the Holder intends to transfer this Debenture or any portion thereof, it shall deliver to the Company the transfer form attached to this Debenture as Schedule B, duly executed by the Holder. Upon compliance with the foregoing conditions and the surrender by the Holder of this Debenture, the Company shall execute and deliver to the applicable transferee a new Debenture registered in the name of the transferee. If less than the full Principal Amount of this Debenture is transferred, the Holder shall be entitled to receive, in the same manner, a new Debenture registered in its name evidencing the portion of the Principal Amount of this Debenture not so transferred. Prior to registration of any transfer of this Debenture, the Holder and the applicable transferee shall be required to provide the Company with necessary information and documents, including certificates and statutory declarations, as may be required to be filed under applicable laws.

Section 8.6 Release and Discharge

If the Company pays all of the Obligations in full to the Holder, the Holder shall release this Debenture and the Company shall be, and shall be deemed to have, discharged of all its obligations under this Debenture.

Section 8.7 Successors and Assigns

This Debenture shall enure to the benefit of the Holder and its successors and assigns, and shall be binding upon the Company and its successors and permitted assigns.

Section 8.8 Time

Time shall be of the essence of this Debenture.

Section 8.9 Governing Law

This Debenture shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Company and, by its acceptance hereof, the Holder each hereby irrevocably submit and attorn to the nonexclusive jurisdiction of the courts of the Province of British Columbia in connection with this Debenture.

Section 8.10 Further Assurances

The Company shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the Holder or its counsel as may be necessary or desirable to complete the transactions contemplated by this Debenture and carry out its provisions and intention.

Schedule B – Form of Transfer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

(Name)

(Address)

(the “Transferee”), of $_______________ principal amount of 15% Unsecured Debenture of mCloud Technologies Corp. issued on _____________________, 2022 registered in the name of the undersigned on the register of Debentures represented by the attached Debenture, and irrevocably appoints _________________________ as the attorney of the undersigned to transfer to the Transferee the said principal amount of the Debenture on the books or register of transfer, with full power of substitution.

DATED the ________ day of _____________________, __________.

By:
Name:
Title:

Note to Holder: In order to transfer the Debenture, this transfer form must be delivered to mCloud Technologies Corp.

B-1